                                                                EXHIBIT 10(i)(2)

                                PROXY AGREEMENT


     This Proxy Agreement (this "Agreement") is made and entered into as of the 14th day of May, 1997, by and among CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC., a Delaware corporation ("CBC") and the undersigned stockholder (the "Stockholder") of Koll Real Estate Services, a Delaware corporation ("KRES").

                                   RECITALS:

     WHEREAS, pursuant to that certain Agreement and Plan of Reorganization dated as of May 14, 1997 (the "Merger Agreement") by and among CBC, KRES, CBC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of CBC ("Acquisition Corporation") and certain other parties thereto, Acquisition Corporation will be merged with and into KRES (the "Merger") in a transaction in which issued and outstanding shares of capital stock of KRES will be exchanged for Common Stock, $.01 par value, of CBC ("CBC Stock") and warrants exercisable into CBC Stock on the terms and conditions contained in the Merger Agreement;

     WHEREAS, in order to induce CBC and Acquisition Corporation to enter into the Merger Agreement, Stockholder desires to grant CBC a proxy as to all shares of Koll Common owned by Stockholder;

     WHEREAS, simultaneously herewith Stockholder is entering into a Voting Agreement (the "Voting Agreement") with CBC, pursuant to which Stockholder has agreed to vote all shares of Koll Common held by it in favor of the Merger, and this Agreement is made to further induce CBC and Acquisition Corporation to enter into the Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, including the inducement to CBC and Acquisition Corporation to consummate the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Grant of Proxy.  Stockholder hereby revokes any and all previous
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proxies granted with respect to all shares of Koll Common currently held or held in the future pursuant to any rights, options or warrants to acquire capital stock of KRES, by Stockholder, beneficially or of record (collectively, the "Stockholder Shares"). By entering into this Agreement, Stockholder hereby grants a proxy appointing CBC, and each of its executive officers, as Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in Stockholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power (a) in favor of the Merger pursuant to the Merger Agreement and any transaction that is reasonably necessary or appropriate to implement the Merger, (b) in opposition to any proposal for the amendment of KRES' Certificate of Incorporation or Bylaws and (c) other than pursuant to the Merger, the Merger Agreement and the transactions contemplated thereby, in opposition to any proposal for any merger or other business combination, consolidation, sale or purchase of any assets, reorganization, recapitalization, liquidation or winding up of or by KRES or any of its subsidiaries or affiliates, or any offer or sale of any substantial equity interest in, or all or a substantial portion of the stock or assets of, KRES or any of its subsidiaries or affiliates.

Stockholder further agrees not to take any action to prevent consummation of the Merger pursuant to the Merger Agreement. The proxy granted by the Stockholder pursuant hereto is irrevocable and is granted in consideration of CBC's entering into this Agreement, the Merger Agreement and the Voting Agreement; provided that such proxy shall be revoked upon termination of this Agreement in accordance with its terms.

     2.   Representations and Warranties of the Stockholder.  Stockholder hereby
          -------------------------------------------------
represents and warrants to, and covenants with, CBC and Acquisition Corporation as follows:

          (A) The signature page hereto sets forth all Stockholder Shares and all rights, options and warrants to acquire any capital stock of KRES ("Options"), including all Stockholder Shares as to which such Stockholder has sole or shared voting or investment power. Stockholder is the sole, true, lawful and beneficial owner of the number of Stockholder Shares and Options set forth opposite his or its name below with no restrictions on Stockholder's voting rights pertaining hereto, except pursuant to this Agreement and the Voting Agreement. None of the Stockholder Shares or Options is subject to any voting trust or other agreement or arrangement with respect to the voting of shares, except pursuant to this Agreement and the Voting Agreement and except as set forth on Exhibit A to the Voting Agreement. As of the Effective Time of the Merger, none of the Stockholder Shares or Options will be subject to any voting trust or other agreement or arrangement with respect to the voting of shares, except pursuant to this Agreement and the Voting Agreement.

          (B) Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its or his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

          (C) With respect to Stockholder, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of applicable law or regulation, any judgment, order or decree or any agreement or instrument to which Stockholder is a party or by which Stockholder is bound.

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

     3.   Covenants Regarding Transfer and Resale of Shares.
          -------------------------------------------------

          (A)  No Proxies for or Encumbrance on Shares.  Except as otherwise
               ---------------------------------------
     permitted by the Merger Agreement and the Voting Agreement, Stockholder shall not, without the prior written consent of CBC, directly or indirectly
     (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Stockholder Shares or (ii) sell, assign, transfer, encumber, pledge or otherwise dispose of, enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, or in any way reduce Stockholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any Stockholder Shares, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor, or any option, right or other interest with respect to, any Stockholder Shares during the term of this Agreement. Stockholder shall not seek or solicit any such sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement, assignment or understanding and agrees to notify CBC promptly and to provide all details requested by CBC if Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

          (B)  No Solicitation.  Stockholder shall not, directly or indirectly,
               ---------------
     in his or its capacity as a stockholder of KRES, (i) take any action to solicit, initiate or encourage any offer or indication of interest from any person with respect to any Acquisition Proposal (as hereinafter defined) or
     (ii) engage in negotiations with, or disclose any nonpublic information relating to KRES or any of its subsidiaries or affiliates, or afford access to the properties, books or records of KRES or any of its subsidiaries or affiliates to any person that may be considering making, or has made, an offer with respect to an Acquisition Proposal and will keep CBC fully informed of the status of and details of any such offer, indication or request. Stockholder will promptly notify CBC after receipt of (i) any offer or indication that any person is considering making an offer with respect to an Acquisition Proposal, (ii) any request for nonpublic information relating to KRES or its subsidiaries or affiliates or (iii) any request for access to the properties, books or records of KRES or its subsidiaries or affiliates by any person that may be considering making, or has made, an offer with respect to an Acquisition Proposal, and will keep CBC fully informed of the status and details of any such offer, indication or request. "Acquisition Proposal" means any proposal for a merger or other business combination involving KRES or its subsidiaries or affiliates or any proposal or offer to acquire in any manner any substantial equity interest in, or a substantial portion of the assets of, KRES or its subsidiaries or affiliates, other than any transaction contemplated by the Merger Agreement provided, however, that the term "Acquisition Proposal"
                      --------  -------
     shall exclude acquisitions by KRES or its subsidiaries set forth on
     Schedule 6.6 of the Merger Agreement.

     4.   Cooperation of Stockholder.  Subject to the foregoing, Stockholder
          --------------------------
agrees not to
take any action, as a stockholder of KRES, to prevent the consummation of the Merger pursuant to the Merger Agreement.

     5.   Governing Law.  This Agreement shall be governed by, construed and
          -------------
enforced in accordance with the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

     6.   Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.   Remedies.  The parties hereto acknowledge that CBC will be irreparably
          --------
harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, the parties hereto agree that, in addition to any other remedies which may be available to CBC upon any such violation, CBC shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to CBC at law or in equity.

     8.   Entire Agreement.  This Agreement and the Voting Agreement constitute
          ----------------
the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to such subject matters hereof. In the event any provision in this Agreement is inconsistent with that certain Third Amended and Restated Stockholders Agreement dated as of January 9, 1997 by and among KRES and Certain of its Stockholders, or with any other agreement or instrument set forth on Exhibit A to the Voting Agreement, the provisions of this Agreement shall govern.

     9.   Successors and Assigns.  This Agreement and all of the provisions
          ----------------------
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns of the parties hereto, but except as otherwise specifically provided, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other; provided, however, that CBC may assign its rights hereunder to the Acquisition Corporation or any other affiliate of CBC.

     10.  Amendments and Modification.  This Agreement may not be modified,
          ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     11.  Definitions.  All capitalized terms used herein shall have the
          -----------
meanings defined in the Merger Agreement, unless otherwise defined herein.

     12.  Term and Effect as to Stockholders.  The obligation of Stockholder
          ----------------------------------
under this Agreement shall terminate on the earlier of (i) the effective date of the Merger as provided in the Merger Agreement or (ii) termination of the Merger Agreement for any reason.

     13.  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be

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

excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     14.  Effect of Headings.  The section headings herein are for convenience
          ------------------
only and shall not affect the construction or interpretation of this Agreement.

     15.  Further Acts.  Each party hereto agrees to perform any such acts and
          ------------
execute and deliver any such documents that may be reasonably necessary to carry out the purpose of this Agreement.

     16.  Notices.  All notices, requests, claims, demands and other
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communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

     If to CBC:

           CB Commercial Real Estate
           Services Group, Inc.
           533 South Fremont Avenue
           Los Angeles, CA 90071
           Attn:  Walter V. Stafford, Esq.

     With a copy to:

          Pillsbury Madison & Sutro LLP
          725 South Figueroa Street, Suite 1200
          Los Angeles, CA 90017
          Attn:  Peter V. Leparulo, Esq.

     If to Stockholder:

          Koll Real Estate Services
          4343 Von Karman Avenue
          Newport Beach, CA  92660
          Attn:  Raymond E. Wirta
                 Chief Executive Officer

     With a copy to:

          Riordan & McKinzie
          300 South Grand Avenue, Suite 2900
          Los Angeles, CA  90071
          Attn:  Richard J. Welch, Esq.


or to such other address any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                       CB COMMERCIAL REAL ESTATE SERVICES
                                       GROUP, INC.



                                       By:____________________________________

                                       Title: __________________________________



FS EQUITY PARTNERS III, L.P.*          Number of      Number of
                                        Shares         Options
  By:  FS Capital Partners, L.P.
  Its: General Partner                 4,223,852         -0-

  By:  FS Holdings, Inc.
  Its: General Partner


By:_______________________________
  Name:
  Title:


* Please list the names of the holders of record of the Shares beneficially owned by Stockholder:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

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